Exhibit 99.1
The Goldman Sachs Group, Inc.  |  85 Broad Street  |  New York, New York 10004

GOLDMAN SACHS REPORTS FIRST QUARTER EARNINGS PER COMMON SHARE OF $3.39
NEW YORK, April 13, 2009 — The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $9.43 billion and net earnings of $1.81 billion for its first quarter ended March 27, 2009. Diluted earnings per common share were $3.39 compared with $3.23 for the first quarter ended February 29, 2008 and a diluted loss per common share of $4.97 for the fourth quarter ended November 28, 2008. Annualized return on average common shareholders’ equity (1) was 14.3% for the first quarter of 2009.
Business Highlights
•	Goldman Sachs ranked first in worldwide completed mergers and acquisitions for the calendar year-to-date. (2)

•	Fixed Income, Currency and Commodities (FICC) generated record quarterly net revenues of $6.56 billion, 34% higher than its previous record, reflecting strength across most businesses, including record results in interest rate products and commodities.

•	The firm’s Tier 1 Ratio under Basel II (3) was 16.0% at the end of the first quarter of 2009, up from 15.6% as of November 28, 2008. The firm’s Tier 1 Ratio under Basel I (3) was 13.7% at the end of the first quarter of 2009.

•	The firm’s average global core excess (4) liquidity was $163.74 billion for the first quarter of 2009, up from $111.43 billion for the fourth quarter of 2008.

“Given the difficult market conditions, we are pleased with this quarter’s performance,” said Lloyd C. Blankfein, Chairman and Chief Executive Officer. “Our results reflect the strength and diversity of our client franchise, the resilience of our business model and the dedication and focus of our people. We believe these attributes position the firm to continue to create value for our clients and actively fulfill our role in the capital markets.”

Media Relations: Lucas van Praag 212-902-5400   |   Investor Relations: Dane E. Holmes 212-902-3580

Net Revenues
Investment Banking
Net revenues in Investment Banking were $823 million, 30% lower than the first quarter of 2008 and 20% lower than the fourth quarter of 2008.
Net revenues in Financial Advisory were $527 million, 21% lower than the first quarter of 2008, reflecting lower levels of deal activity. Net revenues in the firm’s Underwriting business were $296 million, 42% lower than the first quarter of 2008. Net revenues in equity underwriting were significantly lower, primarily reflecting a significant decline in industry-wide equity and equity-related offerings. Net revenues in debt underwriting were also significantly lower, primarily due to a decline in leveraged finance activity. The firm’s investment banking transaction backlog decreased from the end of fiscal year 2008. (5)
Trading and Principal Investments
Net revenues in Trading and Principal Investments were $7.15 billion, compared with net revenues of $5.12 billion for the first quarter of 2008 and negative net revenues of $4.36 billion for the fourth quarter of 2008.
Net revenues in FICC were $6.56 billion, more than double the amount in the first quarter of 2008. These results reflected particularly strong performance in interest rate products, commodities and credit products, as FICC operated in a generally favorable environment characterized by client-driven activity, particularly in more liquid products, and high levels of volatility. However, illiquid assets generally continued to decline in value. Net revenues in currencies were solid, but lower compared with a particularly strong first quarter of 2008. Results in mortgages were higher compared with a difficult first quarter of 2008. During the quarter, credit products included losses from corporate debt and private equity investments, and mortgages included a loss of approximately $800 million (excluding hedges) on commercial mortgage loans and securities. In the first quarter of 2008, credit products included a loss of approximately $1 billion, net of hedges, related to non-investment-grade credit origination activities, and mortgages included a net loss of approximately $1 billion on residential mortgage loans and securities.
Net revenues in Equities were $2.00 billion, 20% lower than the first quarter of 2008. Net revenues in the shares business were lower compared with the first quarter of 2008 due to lower commissions, primarily reflecting lower levels of activity outside of the U.S. Net revenues in derivatives were solid, but lower compared with the first quarter of 2008. Results in principal strategies were also lower compared with the first quarter of 2008. During the quarter, Equities operated in an environment generally characterized by continued weakness in global equity markets and high, but declining, levels of volatility.
Principal Investments recorded a net loss of $1.41 billion for the first quarter of 2009. These results included net losses of $640 million from real estate principal investments and $621 million from corporate principal investments, as well as a $151 million loss related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC).

Asset Management and Securities Services
Net revenues in Asset Management and Securities Services were $1.45 billion, 29% lower than the first quarter of 2008 and 17% lower than the fourth quarter of 2008.
Asset Management net revenues were $949 million, 28% lower than the first quarter of 2008, due to lower management and other fees, reflecting lower assets under management, principally due to market depreciation, and lower incentive fees. During the quarter, assets under management decreased $27 billion to $771 billion (6), due to $16 billion of market depreciation, primarily in equity assets, and $11 billion of net outflows.
Securities Services net revenues were $503 million, 30% lower than the first quarter of 2008. The decrease in net revenues primarily reflected the impact of lower customer balances compared with the first quarter of 2008.
Expenses
Operating expenses were $6.80 billion, 10% higher than the first quarter of 2008.
Compensation and Benefits
Compensation and benefits expenses (including salaries, discretionary compensation, amortization of prior year equity awards and other items such as payroll taxes, severance costs and benefits) were $4.71 billion, 18% higher than the first quarter of 2008, primarily due to higher net revenues. The ratio of compensation and benefits to net revenues was 50.0%, compared with 48.0% for the first quarter of 2008. Employment levels decreased 7% compared with the end of fiscal year 2008.
Non-Compensation Expenses
Non-compensation expenses, excluding consolidated entities held for investment purposes (7), were $1.62 billion, 21% lower than the first quarter of 2008 and 25% lower than the fourth quarter of 2008. More than one-half of the decrease compared with the first quarter of 2008 was attributable to lower brokerage, clearing, exchange and distribution fees, principally reflecting lower transaction volumes in Equities. The remainder of the decrease compared with the first quarter of 2008 generally reflected lower levels of business activity, the impact of reduced employment levels and the effect of expense reduction initiatives. The increase in non-compensation expenses related to consolidated entities held for investment purposes primarily reflected impairment charges of approximately $300 million related to real estate assets during the first quarter of 2009. Including consolidated entities held for investment purposes, non-compensation expenses were $2.08 billion, 5% lower than the first quarter of 2008 and 17% lower than the fourth quarter of 2008.
Provision for Taxes
The effective income tax rate for the first quarter of 2009 was 31.0%, up from approximately 1% for fiscal year 2008 and 29.5% for the first quarter of 2008. The increases in the effective tax rate were primarily due to changes in geographic earnings mix.

Capital
As of March 27, 2009, total capital was $252.08 billion, consisting of $63.55 billion in total shareholders’ equity (common shareholders’ equity of $47.05 billion and preferred stock of $16.51 billion) and $188.53 billion in unsecured long-term borrowings. Book value per common share was $98.82 and tangible book value per common share (8) was $88.02, both essentially unchanged from November 28, 2008. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 476.1 million at period end.
Under the capital guidelines applicable to the firm when it was regulated by the SEC as a Consolidated Supervised Entity, the firm’s Tier 1 Ratio under Basel II (3) was 16.0% as of March 27, 2009. Under the regulatory capital guidelines currently applicable to bank holding companies, the firm’s Tier 1 Ratio under Basel I (3) was 13.7% as of March 27, 2009.
Other Balance Sheet and Liquidity Metrics
•	Total assets (9) were $925 billion as of March 27, 2009, up 5% from November 28, 2008.

•	Level 3 assets (10) were approximately $59 billion as of March 27, 2009 (down from $66 billion as of November 28, 2008) and represented 6.4% of total assets.

•	Average global core excess (4) liquidity was $163.74 billion for the first quarter of 2009, up from $111.43 billion for the fourth quarter of 2008.
Dividends
The Board of Directors of The Goldman Sachs Group, Inc. (the Board) declared a dividend of $0.35 per common share to be paid on June 25, 2009 to common shareholders of record on May 26, 2009. The Board also declared dividends of $234.38, $387.50, $250.00 and $250.00 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on May 11, 2009 to preferred shareholders of record on April 26, 2009. In addition, the Board declared dividends of $2,500 per share of Series G Preferred Stock to be paid on May 11, 2009 to preferred shareholders of record on April 25, 2009 and dividends of $12.50 per share of Series H Preferred Stock to be paid on May 15, 2009 to preferred shareholders of record on April 30, 2009.

The Goldman Sachs Group, Inc. is a leading global financial services firm providing investment banking, securities and investment management services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.
Certain of the information regarding the firm’s Tier 1 Ratios, risk-weighted assets, total assets, level 3 assets and average global core excess liquidity consist of preliminary estimates; these estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its quarterly financial statements.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.
Conference Call
A conference call to discuss the firm’s results, outlook and related matters will be held Tuesday, April 14, 2009 at 7:00 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-888-281-7154 (U.S. domestic) or 1-706-679-5627 (international). The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s web site, www.gs.com/shareholders. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s web site or by dialing 1-800-642-1687 (U.S. domestic) or 1-706-645-9291 (international) passcode number 91133807, beginning approximately two hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Mar. 27,	Nov. 28,	Feb. 29,	Nov. 28,	Feb. 29,
	2009	2008	2008	2008	2008
Investment Banking
Financial Advisory	$527	$574	$663	(8)%	(21)%

Equity underwriting	48	273	172	(82)	(72)
Debt underwriting	248	187	337	33	(26)

Total Underwriting	296	460	509	(36)	(42)

Total Investment Banking	823	1,034	1,172	(20)	(30)

Trading and Principal Investments
FICC	6,557	(3,403)	3,142	N.M.	109

Equities trading	1,027	1,325	1,276	(22)	(20)
Equities commissions	974	1,318	1,238	(26)	(21)

Total Equities	2,001	2,643	2,514	(24)	(20)

ICBC	(151)	(631)	(135)	N.M.	N.M.
Other corporate and real estate gains and losses	(1,261)	(2,965)	(410)	N.M.	N.M.
Overrides	4	—	13	N.M.	(69)

Total Principal Investments	(1,408)	(3,596)	(532)	N.M.	N.M.

Total Trading and Principal Investments	7,150	(4,356)	5,124	N.M.	40

Asset Management and Securities Services
Management and other fees	931	930	1,123	—	(17)
Incentive fees	18	15	194	20	(91)

Total Asset Management	949	945	1,317	—	(28)

Securities Services	503	799	722	(37)	(30)

Total Asset Management and Securities Services	1,452	1,744	2,039	(17)	(29)

Total net revenues	$9,425	$(1,578)	$8,335	N.M.	13

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended			% Change From
	Mar. 27,	Nov. 28,	Feb. 29,	Nov. 28,	Feb. 29,
	2009	2008	2008	2008	2008
Revenues
Investment banking	$823	$1,034	$1,166	(20)%	(29)%
Trading and principal investments	5,706	(4,461)	4,877	N.M.	17
Asset management and securities services	989	936	1,341	6	(26)
Interest income	4,362	6,173	11,245	(29)	(61)

Total revenues	11,880	3,682	18,629	N.M.	(36)

Interest expense	2,455	5,260	10,294	(53)	(76)

Revenues, net of interest expense	9,425	(1,578)	8,335	N.M.	13

Operating expenses
Compensation and benefits	4,712	(490)	4,001	N.M.	18

Brokerage, clearing, exchange and distribution fees	536	733	790	(27)	(32)
Market development	68	96	144	(29)	(53)
Communications and technology	173	188	187	(8)	(7)
Depreciation and amortization	511	418	170	22	N.M.
Amortization of identifiable intangible assets	38	70	84	(46)	(55)
Occupancy	241	253	236	(5)	2
Professional fees	135	248	178	(46)	(24)
Other expenses	382	505	402	(24)	(5)

Total non-compensation expenses	2,084	2,511	2,191	(17)	(5)

Total operating expenses	6,796	2,021	6,192	N.M.	10

Pre-tax earnings / (loss)	2,629	(3,599)	2,143	N.M.	23
Provision / (benefit) for taxes	815	(1,478)	632	N.M.	29

Net earnings / (loss)	1,814	(2,121)	1,511	N.M.	20

Preferred stock dividends	155	166	44	(7)	N.M.

Net earnings / (loss) applicable to common shareholders	$1,659	$(2,287)	$1,467	N.M.	13

Earnings / (loss) per common share
Basic	$3.48	$(4.97)	$3.39	N.M. %	3%
Diluted	3.39	(4.97)	3.23	N.M.	5

Average common shares outstanding
Basic	477.4	459.9	432.8	4	10
Diluted	489.2	459.9	453.5	6	8

Selected Data
Employees at period end (11)	27,898	30,067	31,874	(7)	(12)

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Mar. 27,	Nov. 28,	Feb. 29,	Nov. 28,	Feb. 29,
	2009	2008	2008	2008	2008

Non-compensation expenses of consolidated investments (7)	$460	$337	$125	36%	N.M. %

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	536	733	790	(27)	(32)
Market development	66	93	141	(29)	(53)
Communications and technology	172	186	186	(8)	(8)
Depreciation and amortization	166	182	146	(9)	14
Amortization of identifiable intangible assets	35	67	83	(48)	(58)
Occupancy	208	224	217	(7)	(4)
Professional fees	133	246	176	(46)	(24)
Other expenses	308	443	327	(30)	(6)

Subtotal	1,624	2,174	2,066	(25)	(21)

Total non-compensation expenses, as reported	$2,084	$2,511	$2,191	(17)	(5)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (12)
$ in millions

	Three Months Ended
	Mar. 27,	Nov. 28,	Feb. 29,
	2009	2008	2008
Risk Categories
Interest rates	$218	$178	$106
Equity prices	38	51	89
Currency rates	38	32	31
Commodity prices	40	38	38
Diversification effect (13)	(94)	(102)	(107)

Total	$240	$197	$157

Assets Under Management (14)
$ in billions

	As of				% Change From
	Mar. 31,		Nov. 30,	Feb. 29,	Nov. 30,	Feb. 29,
	2009		2008	2008	2008	2008
Asset Class
Alternative investments	$141		$146	$148	(3)%	(5)%
Equity	101		112	214	(10)	(53)
Fixed income	248		248	259	—	(4)

Total non-money market assets	490		506	621	(3)	(21)

Money markets	281		273	252	3	12

Total assets under management	$771	(6)	$779	$873	(1)	(12)

	Three Months Ended
	Mar. 31,		Nov. 30,	Feb. 29,
	2009		2008	2008
Balance, beginning of period	$798	(15)	$863	$868

Net inflows / (outflows)
Alternative investments	(2)		4	(2)
Equity	(1)		(8)	(17)
Fixed income	(3)		(1)	2

Total non-money market net inflows / (outflows)	(6)		(5)	(17)

Money markets	(5)		11	46

Total net inflows / (outflows)	(11	) (6)	6	29

Net market appreciation / (depreciation)	(16)		(90)	(24)

Balance, end of period	$771		$779	$873

Principal Investments (16)
$ in millions

	As of March 27, 2009
	Corporate		Real Estate	Total

Private	$8,911		$1,914	$10,825
Public	1,609		27	1,636

Subtotal	10,520		1,941	12,461
ICBC ordinary shares (17)	5,754		—	5,754

Total	$16,274	(18)	$1,941	$18,215

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
RESULTS FOR THE ONE MONTH ENDED DECEMBER 26, 2008
(UNAUDITED)
In millions, except assets under management (in billions), per share amounts and employees
SEGMENT NET REVENUES

One Month Ended
Dec. 26,
2008
Investment Banking
Financial Advisory	$72

Equity underwriting	19
Debt underwriting	44

Total Underwriting	63

Total Investment Banking	135

Trading and Principal Investments
FICC (19)	(320)

Equities trading	363
Equities commissions	251

Total Equities	614

ICBC	228
Other corporate and real estate gains and losses	(1,030)
Overrides	1

Total Principal Investments	(801)

Total Trading and Principal Investments	(507)

Asset Management and Securities Services
Management and other fees	318
Incentive fees	1

Total Asset Management	319

Securities Services	236

Total Asset Management and Securities Services	555

Total net revenues	$183

ASSETS UNDER MANAGEMENT (14)

As of
Dec. 31,
2008
Asset Class
Alternative investments	$145
Equity	114
Fixed income	253

Total non-money market assets	512

Money markets	286

Total assets under management	$798

One Month Ended
Dec. 31,
2008
Balance, beginning of period	$779

Net outflows
Alternative investments	(2)
Equity	(2)
Fixed income	(3)

Total non-money market net outflows	(7)

Money markets	13

Total net inflows	6

Net market appreciation	13

Balance, end of period	$798

CONSOLIDATED STATEMENT OF EARNINGS

One Month Ended
Dec. 26,
2008
Revenues
Investment banking	$135
Trading and principal investments	(964)
Asset management and securities services	327
Interest income	1,687

Total revenues	1,185

Interest expense	1,002

Revenues, net of interest expense	183

Operating expenses
Compensation and benefits	744

Brokerage, clearing, exchange and distribution fees	165
Market development	16
Communications and technology	62
Depreciation and amortization	72
Amortization of identifiable intangible assets	39
Occupancy	82
Professional fees	58
Other expenses	203

Total non-compensation expenses	697

Total operating expenses	1,441

Pre-tax loss	(1,258)
Benefit for taxes	(478)

Net loss	(780)

Preferred stock dividends	248

Net loss applicable to common shareholders	$(1,028)

Loss per common share (20)
Basic	$(2.15)
Diluted	(2.15)

Average common shares outstanding
Basic	485.5
Diluted	485.5

Selected Data
Employees at period end (11)	29,182
NON-COMPENSATION EXPENSES

One Month Ended
Dec. 26,
2008
Non-compensation expenses of consolidated investments (7)	$60

Non-compensation expenses excluding consolidated investments
Brokerage, clearing, exchange and distribution fees	165
Market development	15
Communications and technology	62
Depreciation and amortization	49
Amortization of identifiable intangible assets	38
Occupancy	72
Professional fees	57
Other expenses	179

Subtotal	637

Total non-compensation expenses, as reported	$697

Footnotes
(1)	Annualized return on average common shareholders’ equity (ROE) is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity.

Average for the
Three Months Ended
March 27, 2009
(unaudited, $ in millions)
Total shareholders’ equity	$63,061
Preferred stock	(16,495)

Common shareholders’ equity	$46,566

(2)	Thomson Reuters — January 1, 2009 through March 27, 2009.

(3)	The Tier 1 Ratio equals Tier 1 capital divided by total risk-weighted assets. The firm continues to report its Tier 1 Ratio in accordance with the capital guidelines applicable to it when the firm was regulated by the SEC as a Consolidated Supervised Entity. These guidelines were generally consistent with those set out in the Revised Framework for the International Convergence of Capital Measurement and Capital Standards issued by the Basel Committee on Banking Supervision (Basel II). The firm’s risk-weighted assets under Basel II were approximately $385 billion as of March 27, 2009. This ratio represents a preliminary estimate as of the date of this earnings release and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009. As a bank holding company, the firm is subject to regulatory capital requirements administered by the U.S. federal banking agencies. Beginning in the first quarter of 2009, the firm is reporting its Tier 1 Ratio in accordance with the regulatory capital guidelines currently applicable to bank holding companies, which are based on the Capital Accord of the Basel Committee on Banking Supervision (Basel I). The firm’s risk-weighted assets under Basel I were approximately $415 billion as of March 27, 2009. As of the date of this earnings release, the calculation of this estimated ratio has not been reviewed with the Federal Reserve Board and, accordingly, the ratio may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009. For a further discussion of the firm’s capital requirements, see “Equity Capital” in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

(4)	The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as overnight cash deposits. This liquidity is intended to allow the firm to meet immediate obligations without the need to sell other assets or depend on additional funding from credit-sensitive markets in a difficult funding environment. This amount represents the average loan value (the estimated amount of cash that would be advanced by counterparties against these securities), as well as overnight cash deposits, of the global core excess. For a further discussion of the firm’s global core excess liquidity pool, please see “Liquidity and Funding Risk” in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008. This amount represents a preliminary estimate as of the date of this earnings release and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009.

(5)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(6)	Excludes the federal agency pass-through mortgage-backed securities account managed for the Federal Reserve.

(7)	Consolidated entities held for investment purposes are entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities that are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets, such as hotels, but exclude investments in entities that primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses related to the firm’s principal business activities.

(8)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of
March 27, 2009
(unaudited, $ in millions)
Total shareholders’ equity	$63,553
Preferred stock	(16,507)

Common shareholders’ equity	47,046
Goodwill and identifiable intangible assets	(5,138)

Tangible common shareholders’ equity	$41,908

Footnotes (continued)
(9)	This amount represents a preliminary estimate as of the date of this earnings release and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009.

(10)	SFAS No. 157, “Fair Value Measurements,” establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). Level 3 assets reflect prices or valuations that require inputs that are both significant to the fair value measurement and unobservable. For a further discussion of the firm’s level 3 assets, see “Critical Accounting Policies — Fair Value — Fair Value Hierarchy — Level 3” in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008. This amount represents a preliminary estimate as of the date of this earnings release and may be revised in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended March 27, 2009.

(11)	Excludes 3,930, 4,631, 4,671 and 4,818 employees as of March 27, 2009, December 26, 2008, November 28, 2008 and February 29, 2008, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $70 million, $23 million, $70 million and $63 million for the three months ended March 27, 2009, one month ended December 26, 2008, and three months ended November 28, 2008 and February 29, 2008, respectively, attributable to these consolidated entities.

(12)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

(13)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(14)	Substantially all assets under management are valued as of calendar month-end. Assets under management do not include the firm’s investments in funds that it manages.

(15)	Includes market appreciation of $13 billion and net inflows of $6 billion in December 2008.

(16)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.

(17)	Includes interests of $3.64 billion as of March 27, 2009 held by investment funds managed by the firm. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which the firm maintains an economic currency hedge. During the quarter ended March 27, 2009, the firm committed to supplemental transfer restrictions in relation to its investment in ICBC. Under the prior transfer restrictions, the ICBC shares held by the firm would have become free from transfer restrictions in equal installments on April 28, 2009 and October 20, 2009. Under the new transfer restrictions, the firm will not liquidate 80% of the ICBC shares currently held by the firm at any time prior to April 28, 2010.

(18)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. The firm has hedged all of the common stock underlying this investment.

(19)	Includes writedowns of approximately $1 billion related to non-investment-grade credit origination activities and approximately $625 million (excluding hedges) related to commercial mortgage loans and securities.

(20)	In June 2008, the FASB issued FASB Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” effective for fiscal years beginning after December 15, 2008. The FSP requires unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents to be treated as a separate class of securities in calculating earnings per share. There was no impact from the adoption of FSP No. EITF 03-6-1 to earnings per common share for the quarter ended March 27, 2009. The loss per common share for the one month ended December 26, 2008 was computed in accordance with the FSP and the impact was a loss per common share of $0.03. Prior periods have not been restated due to immateriality.